UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2005

FLEXTRONICS INTERNATIONAL LTD.

(Exact name of registrant as specified in its charter)

Singapore	0-23354	Not Applicable
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Marina Boulevard, # 28-00, Singapore	018989
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (65) 6890-7188

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On July 26, 2005, Flextronics International Ltd. (the “Company”) issued a press release announcing its results for its first fiscal quarter ended June 30, 2005. A copy of the press release is attached as Exhibit 99.1 to this Report on Form 8-K.

The press release includes non-GAAP operating results. Non-GAAP operating results are not based on any standardized methodology prescribed by U.S. generally accepted accounting principles (“GAAP”) and are not necessarily comparable to similar measures presented by other companies. Non-GAAP operating results should not be considered in isolation or as a substitute for operating results prepared in accordance with GAAP. The Company has provided a reconciliation of non-GAAP operating results to GAAP operating results in the schedules to the attached press release.

Management uses non-GAAP operating results as a performance measure and furnishes the information in order to provide investors with additional information to analyze the Company’s operating results and facilitate period-to-period comparisons. Non-GAAP operating results exclude after-tax intangibles amortization, restructuring and other charges. In addition, because the Company has historically reported non-GAAP operating results to the investment community, the Company believes the inclusion of non-GAAP numbers provides consistency in its financial reporting.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

The following exhibits are filed with this Report on Form 8-K:

Exhibit
99.1	Press Release, dated July 26, 2005, issued by Flextronics International Ltd.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXTRONICS INTERNATIONAL LTD.

Date: July 26, 2005	By:	/s/ Thomas J. Smach
	Name:	Thomas J. Smach
	Title:	Chief Financial Officer

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